                             COMMNET CELLULAR INC.

                                 EXHIBIT 12.1

                      Ratio of Earnings to Fixed Charges

                                                                   Years ended September 30,
                                            ------------------------------------------------------------------------
                                                 1991           1992           1993           1994          1995
                                            -------------   -------------  ------------  -------------  ------------

Income (loss) before income
 taxes                                       $(28,701,052)  $(17,041,731)  $(22,666,212)   $(16,751,152) $    61,967


Add:
     Interest on indebtedness                  11,245,394     14,800,908     16,427,796      21,338,505   26,043,802

     Portion of rents
      representative of the                       375,253        390,705        378,616         455,390      803,361
      interest factor                        ------------   ------------   ------------    ------------  -----------


Income (loss) as adjusted                    $(17,080,405)  $ (1,850,118)  $ (5,859,800)   $ (5,042,743) $26,909,130
                                             ============   ============   ============    ============  ===========

Fixed charges:
     Interest on indebtedness                  11,245,394     14,800,908     16,427,796      21,338,505   26,043,802

     Portion of rents
      representative of the                       375,253        390,705        378,616         455,390      803,361
      interest factor                        ------------   ------------   ------------    ------------  -----------
                                             $ 11,620,647   $ 15,191,613   $ 16,806,412    $ 21,793,895  $26,847,163
                                             ============   ============   ============    ============  ===========

Excess (deficiency) of
     earnings to fixed charges               $(28,701,052)  $(17,041,731)  $(22,666,212)   $(16,751,152) $    61,967